SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: October 2003


                             Accesspoint Corporation
             (Exact name of registrant as specified in its charter)



        Nevada                        000-29217                   95-4721385
   -----------------                  ---------                   ----------
    (State or other                  (Commission                 (IRS Employer
    jurisdiction of                  File Number)               Identification)
     incorporation)


6171 W. Century Blvd. Suite 200 LA, CA                       90045
------------------------------------------                   -----
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (310) 846-2500


 Not Applicable
(Former name or former address, if changed since last report.)

=======================================================================

Item 1.  Changes in Control of Registrant

                  None.

Item 2.  Acquisition or Disposition of Assets

                  None.


Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Accountants

                  None.

Item 5.  Other Events and Regulation FD Disclosure

In settlement discussions that concluded October 3, 2003, the registrant settled that certain lawsuit known as Mulder v. Accesspoint Corporation, which arose out of a dispute over a contract whereby the registrant agreed to purchase the assets and stock of Black Sun Graphics, Inc. The lawsuit sought to recover damages of $440,000 for alleged breach of the contract for failure to fulfill all the terms of the purchase agreement. While the registrant vigorously contends that the lawsuit was without merit, the expense of litigating the matter exceeded the cost of the settlement.

While not all terms of the settlement can be disclosed, the registrant will record other income in the form of a gain on the forgiveness of debt, in the amount of $55,000 in the quarter ended September 30, 2003. The registrant previously accrued a liability in the amount of $100,000 for the potential of an adverse outcome of the lawsuit. The settlement also calls for the payment of all outstanding IRS obligations of Black Sun Graphics for the year 2002. The settlement also calls for a mutual release on both parties of all and any current or contemplated actions arising from their business relationship.


Item 6.  Resignation of Directors

                  None.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

                  None.


Item 8.  Changes In Fiscal Year

                  None.

Item 9.  Regulation FD Disclosures

                  See Items 1, 5 and 6, above.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 23, 2003                     Accesspoint Corporation
      -------------------

                                            By:


                                            S/s William R. Barber
                                            ---------------------
                                            William R. Barber
                                            President
    A. EXHIBITS

                  None.